UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015

Ecrypt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 2, 2015, Ecrypt Technologies, Inc. (the “Company”) entered into Asset Purchase Agreement (the “Agreement”) with Dependable Critical Instructure, Inc. f/k/a DTREDS Consolidated Inc., a Delaware corporation (“DCI”), and Viking Telecom Services, LLC, a Minnesota limited liability company (“Viking”). Pursuant to the Agreement, the parties agreed that the Company would purchase assets of DCI relating to Viking which DCI had acquired from Viking (general intangibles, including contract rights, office furniture, IBM server, 2011 Chevrolet Silverado 2500 Diesel truck, and accounts receivable after January 1, 2015), in consideration of the Company (1) assuming limited liabilities associated with Viking (loan payment for Chevrolet truck in the amount of $667.80 per month, loan payment to Joshua Claybaugh of $5,000 per month 11 months), (2) issuing the owners of DCI a total of 62,236,075 shares of Company common stock, and (3) paying DCI $200,000 as soon as reasonably possible after closing of the acquisition. The Company’s CEO, Dr. Cellucci, is the CEO and Chairman of DCI, and a minority owner of DCI.

The foregoing descriptions of the Agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Asset Purchase Agreement dated June 2, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: June 8, 2015	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer